SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                            OSHKOSH TRUCK CORPORATION
                          -----------------------------
                (Name of Registrant as Specified in its Charter)


      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

[GRAPHIC OMITTED]
                            Oshkosh Truck Corporation

December 28, 2001

Dear Fellow Oshkosh Truck Shareholder:

         You are cordially invited to attend our Annual Meeting of Shareholders on Friday, February 8, 2002 at 10:00 a.m. at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin.

         At the meeting, if you are a holder of Class A Common Stock, we will ask you to elect eight directors.

         At the meeting, if you are a holder of Common Stock, we will ask you to elect three directors.

         We also will review the progress of the Company during the past year and answer your questions.

         This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting. It also provides information about the Company that you should consider when you vote your shares.

         It is important that your stock be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered by completing and mailing the enclosed proxy card(s) in the return envelope. A white proxy card is enclosed for holders of Class A Common Stock. A green proxy card is enclosed for holders of Common Stock.

Sincerely,



Robert G. Bohn                             Timothy M. Dempsey
Chairman, President and                    Executive Vice President, General
 Chief Executive Officer                    Counsel and Secretary

[GRAPHIC OMITTED]
                            Oshkosh Truck Corporation


December 28, 2001


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The 2002 Annual Meeting of Shareholders of Oshkosh Truck Corporation will be held in the Vette Theater of the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin 54903, on Friday, February 8, 2002 at 10:00 a.m., for the following purposes:

         1. To elect the Board of Directors; and

         2. To consider and act upon such other business as may properly come before the meeting.

         Shareholders of record at the close of business on December 21, 2001 are entitled to vote at the Annual Meeting. A copy of the Annual Report of the Company for the fiscal year ended September 30, 2001 and a Proxy Statement accompany this Notice.

         Please complete and mail the enclosed proxy card(s) to us in the return envelope that we have provided. No postage is required if mailed in the U.S. Mailing us your proxy card will not limit your right to vote in person or to attend the Meeting.

                                       By order of the Board of Directors,


                                       Timothy M. Dempsey
                                       Executive Vice President, General Counsel
                                        and Secretary
                                       Oshkosh Truck Corporation
                                       2307 Oregon Street
                                       Oshkosh, WI  54903-2566

                                 PROXY STATEMENT
                                TABLE OF CONTENTS


VOTING PROCEDURES.............................................................1

GOVERNANCE OF THE COMPANY.....................................................2
   The Board of Directors.....................................................2
   Committees of the Board of Directors.......................................4
   Compensation of Directors..................................................5

REPORT OF THE AUDIT COMMITTEE.................................................6

STOCK OWNERSHIP...............................................................7
   Stock Ownership of Directors, Executive Officers and Other
    Large Shareholders........................................................7
   Compliance with Section 16(a) Beneficial Ownership Reporting...............8

STOCK PRICE PERFORMANCE GRAPH.................................................9

EXECUTIVE COMPENSATION........................................................9
   Summary Compensation Table.................................................9
   Stock Options.............................................................10
   Pension Plans.............................................................11
   Executive Employment and Severance Agreements and Other Agreements........13
   Report of the Human Resources Committee...................................14

PROPOSAL REQUIRING YOUR VOTE.................................................17

SELECTION OF INDEPENDENT AUDITORS............................................17

OTHER MATTERS................................................................17

COST OF SOLICITATION.........................................................18

                                 PROXY STATEMENT

         Oshkosh Truck Corporation (referred to in this Proxy Statement as "we" or "the Company") is sending out this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2002 Annual Meeting of Shareholders.

         We are mailing this Proxy Statement, proxy card(s) and the 2001 Annual Report of Oshkosh Truck Corporation to shareholders beginning December 28, 2001. Although the Annual Report is being mailed with the Proxy Statement, it is not a part of the proxy soliciting material.

VOTING PROCEDURES

Who Can Vote

         The Company has two classes of voting stock: Class A Common Stock and Common Stock. If you were the record owner of shares of either class of stock on December 21, 2001, the record date for voting at the Annual Meeting, then you are entitled to vote at the Annual Meeting. On the record date, 417,738 shares of Class A Common Stock were entitled to vote and 16,298,195 shares of Common Stock were entitled to vote.

Determining the Number of Votes You Have

         Your proxy card(s) indicates the number of shares of each class of stock that you own. Each share of Class A Common Stock and each share of Common Stock has one vote. The proxy card for Class A Common Stock is white. The proxy card for Common Stock is green.

How to Vote

         You can vote your shares in two ways: either by using the enclosed proxy card(s) or by voting in person at the Annual Meeting by written ballot. We explain each of these procedures more fully below. Even if you plan to attend the Annual Meeting, the Board of Directors recommends that you vote by proxy.

Voting by Proxy

         To vote your shares by proxy, please complete and return the enclosed proxy card(s) to us before the Annual Meeting. We will vote your shares as you direct on your proxy card. You can specify on your card whether your shares should be voted for all, some or none of the nominees for director listed on the card.

         If you sign and return the proxy card, but do not specify how to vote, then we will vote your shares in favor of our nominees for directors. If any other matters are properly presented at the Annual Meeting for consideration, then the Company officers named on your proxy card will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be presented at the Annual Meeting.

Voting at the Annual Meeting

         Written ballots will be available from the Company's Secretary at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, then you must obtain a proxy, executed in your favor, from the holder of record in order for you to vote your shares at the Annual Meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you do send in your proxy card, and also attend the Annual Meeting, then there is no need to vote again unless you wish to change your vote.

Revocation of Proxies

         You can revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can deliver a valid proxy with a later date; (2) you can notify the Company's Secretary in writing at the address on the Notice that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum

         To carry on the business of the Annual Meeting, a minimum number of shares of both classes of common stock, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding shares of each class of our common stock. This majority may be present in person or by proxy. Abstentions and "broker non-votes" (when a broker does not have authority to vote on the proposal) are counted as present in determining whether or not there is a quorum.

Required Vote

         Election of Directors: The three nominees for Common Stock directors who receive the most votes of all votes cast for Common Stock directors will be elected. The eight nominees for Class A Common Stock directors who receive the most votes of all votes cast for Class A Common Stock directors will be elected. This ratio of and classification of director nominees is required by the Company's Restated Articles of Incorporation, which provide that holders of shares of Common Stock have the right to elect as a class 25% of the entire Board of Directors of the Company. If you do not vote for a particular nominee, or if you indicate that you want to withhold authority to vote for a particular nominee on your proxy card, then your vote will not count for or against the nominee. "Broker non-votes" also will not count for or against nominees.

         If any director nominee decides that he or she does not want to stand for this election, the persons named as proxies in your Proxy Card will vote for substitute nominees. At the time this Proxy Statement was printed, we knew of no nominee who did not intend to stand for election.

Voting by Employees Participating in the Oshkosh Truck Employee Stock Purchase Plan

         If you are an employee of the Company or one of its subsidiaries and participate in the Company's Employee Stock Purchase Plan, then the trust company for the Plan will send you a voting instruction card prior to the Annual Meeting. This card will indicate the aggregate number of shares of Common Stock credited to your account under the Plan as of December 21, 2001, the record date for voting at the Annual Meeting.

         If you sign and return the card on time, then the trust company will vote the shares as you have directed.

GOVERNANCE OF THE COMPANY

The Board of Directors

         The Board of Directors oversees the business, assets, affairs and performance of the Company. Currently, the Board has eleven directors. Ten of the directors are not employees of the Company, although Messrs. J.P. Mosling, Jr. and S.P. Mosling were employees and officers of the Company until their retirement in 1994. Mr. Bohn, who is the Chairman, President and Chief Executive Officer of the Company, also is a director.

         The Board of Directors met six times during 2001. All directors attended at least 80%, and on average 96%, of the meetings of the Board and the Committees held during the periods in which they served as directors in 2001.

         The name, age, principal occupation and length of service of each nominee director, together with certain other biographical information, is set forth below.

Nominees for Holders of Class A Common Stock

      Name                               Age     Office, if any, Held in Company
      ----                               ---     -------------------------------

J. William Andersen                       63
Robert G. Bohn                            48     Chairman, President and Chief
                                                  Executive Officer
Richard M. Donnelly                       58
General (Ret.) Frederick M. Franks, Jr.   65
Michael W. Grebe                          61
Kathleen J. Hempel                        51
J. Peter Mosling, Jr.                     57
Stephen P. Mosling                        55

Nominees for Holders of Common Stock

      Name                               Age     Office, if any, Held in Company
      ----                               ---     -------------------------------

Daniel T. Carroll                         75
Donald V. Fites                           67
Richard G. Sim                            57

         J. WILLIAM ANDERSEN - Mr. Andersen has served as a Director of the Company since 1976 and had been the Executive Director of Development, University of Wisconsin-Oshkosh from 1980 through his retirement in 1994.

         ROBERT G. BOHN - Mr. Bohn joined the Company in 1992 as Vice President-Operations. He was appointed President and Chief Operating Officer in 1994. He was appointed President and Chief Executive Officer in October 1997, and Chairman of the Board of Directors in January 2000. Prior to joining the Company, Mr. Bohn was Director-European Operations for Johnson Controls, Inc., Milwaukee, Wisconsin, which manufactures, among other things, automotive products. He worked for Johnson Controls from 1984 until 1992. He has served as a Director of the Company since June 1995. He is a director of Graco, Inc.

         DANIEL T. CARROLL - Mr. Carroll has served as a Director of the Company since 1991. In October 1997, he was elected Chairman of the Board of Directors, and he served in that capacity until January 2000. He is Chairman of The Carroll Group, a management consulting firm located in Avon, Colorado. Mr. Carroll also is a director of A.M. Castle & Company; American Woodmark Corporation; Comshare, Inc.; Wolverine World Wide, Incorporated; and Woodhead Industries, Inc.

         RICHARD M. DONNELLY - Mr. Donnelly was elected a Director of the Company on August 6, 2001. He held various positions with General Motors Corporation, a manufacturer of motor vehicles, including most recently as President and Group Executive of General Motors, Europe, a division of General Motors, from 1961 until his retirement in March 1999. Mr. Donnelly is an Industrial Partner in Ripplewood Holdings LLC, a private equity investment firm located in New York, New York, where he is responsible for its global automotive supply business.

         DONALD V. FITES - Mr. Fites has served as a Director of the Company since September 2000. He was the Chairman and Chief Executive Officer of Caterpillar, Inc., a manufacturer of heavy machinery, from 1990 until his retirement in June 2000 and was a member of its board of directors from 1986 until June 2000. Mr. Fites is also a director of AK Steel Holding Corporation; AT&T Wireless Services, Inc.; Exxon Mobil Corporation; Georgia-Pacific Corporation; and Wolverine World Wide, Incorporated.

         GENERAL (RET.) FREDERICK M. FRANKS, JR. (U.S. ARMY) - General Franks has served as a Director of the Company since 1997. He was the Commander of the U.S. Army Training and Doctrine Command from 1991 to 1994 and commanded the U.S. Army VII Corps during Operation Desert Storm. He retired from the Army in 1994. General Franks is a self-employed defense consultant and author.

         MICHAEL W. GREBE - Mr. Grebe has served as a Director of the Company since 1990. He has been a partner in the law firm of Foley & Lardner in Milwaukee since 1977. The Company retained Mr. Grebe's firm for legal services in 2001 and will similarly do so in 2002.

         KATHLEEN J. HEMPEL - Ms. Hempel has served as a Director of the Company since 1997. She was Vice Chairman and Chief Financial Officer of Fort Howard Corporation, Green Bay, Wisconsin, which manufactured paper and paper products, from 1992 until its merger into Fort James Corporation in 1997. She is a director of A.O. Smith Corporation; Actuant Corporation; Kennametal, Inc.; Visteon Corporation; and Whirlpool Corporation.

         J. PETER MOSLING, JR. - Mr. Mosling has served as a Director of the Company since 1976, having joined the Company in 1969. He served in various senior executive capacities during his employment with the Company through his retirement in 1994.

         STEPHEN P. MOSLING - Mr. Mosling has served as a Director of the Company since 1976, having joined the Company in 1971. He served in various senior executive capacities during his employment with the Company through his retirement in 1994.

         RICHARD G. SIM - Mr. Sim has served as a Director of the Company since 1997. He is Chairman, President and Chief Executive Officer of APW, Ltd., Waukesha, Wisconsin, which manufactures electronic enclosure systems. He also is Chairman and a member of the Board of Directors of Actuant Corporation, Waukesha, Wisconsin, which manufactures hydraulic equipment. He is a member of the Board of Directors of APW, Ltd.; Actuant Corporation; and Ipsco, Inc.

         Stephen P. Mosling and J. Peter Mosling, Jr. are brothers. Other than as noted, none of the Company's Directors or executive officers has any family relationship with any other Director or executive officer.

Committees of the Board of Directors

         The Board of Directors has four standing committees: the Audit Committee, the Executive Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these committees are set forth below,

Committee Membership (*Indicates Chair)

Audit Committee                          Governance Committee
---------------                          --------------------
J. William Andersen                      Richard M. Donnelly
Daniel T. Carroll.                       General (Ret.) Frederick M. Franks, Jr.
Michael W. Grebe..                       Michael W. Grebe*
Richard G. Sim*...                       J. Peter Mosling, Jr.

Executive Committee                      Human Resources Committee
-------------------                      -------------------------
Robert G. Bohn....                       Donald V. Fites
Daniel T. Carroll*                       General (Ret.) Frederick M. Franks, Jr.
J. Peter Mosling, Jr.                    Kathleen J. Hempel*
Stephen P. Mosling

Audit Committee

         The Audit Committee oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. The Audit Committee recommends the appointment of the Company's independent auditors and oversees the activities of the Company's internal audit function, which currently is provided under contract by Arthur Andersen LLP. The Audit Committee has a charter that specifies its responsibilities and the Committee believes it fulfills its charter. All members of the Audit Committee are non-employee directors.

         The Audit Committee met three times during 2001. To ensure independence, the Company's independent public accountants, internal auditors and general counsel meet with the Audit Committee with and without representatives of management present. See "Report of the Audit Committee" on page 6.

Executive Committee

         The Executive Committee oversees corporate policies, reviews management proposals and makes recommendations about them to the Board of Directors, and exercises certain delegated powers and authority in the interim between meetings of the Board of Directors. The Executive Committee met eight times during 2001. With the exception of Robert G. Bohn, the members of the Executive Committee are non-employee directors.

Governance Committee

         The Governance Committee recommends nominees for the Board of Directors and reviews the performance of the Board of Directors. It also makes recommendations to the Board of Directors regarding Board and committee structure, including committee charters, and corporate governance. The Governance Committee met four times during 2001. All members of the Governance Committee are non-employee directors. In making recommendations of nominees for election to the Board of Directors, the Governance Committee may consider individuals that shareholders have recommended, but this Committee has not established procedures for shareholders to follow to recommend individuals. Any shareholder desiring to make a recommendation should write to the Secretary of the Company, who will forward the recommendation to the Governance Committee.

Human Resources Committee

         The Human Resources Committee oversees the organizational, personnel, compensation and benefits policies and practices of the Company. It establishes the compensation of executive officers and recommends to the Board compensation of the Chief Executive Officer. It also administers the 1990 Incentive Stock Plan, executive incentive compensation and other executive benefit plans. The Human Resources Committee met one time in 2001. All members of the Human Resources Committee are non-employee directors.

Compensation of Directors

         In 2001, each non-employee director received the following compensation:

         Annual Fee                           $25,000
         Board and Committee Meeting Fees     $1,000
         Audit, Executive, Governance, and    $3,000
            Human Resources Committee
            Chairperson Fees
         Stock Option Grants                  Options to purchase 3,000 shares
                                              of Common Stock, which vest in
                                              three equal installments of 1,000
                                              shares annually, beginning one
                                              year after the grant date.
         Expenses                             Reimbursements of travel and
                                              related expenses incurred in
                                              attending meetings.

         Mr. Bohn did not receive any compensation or fees for serving on the Board of Directors or any Board Committee.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in 1997. Each of the members of the Audit Committee is independent as defined by Company policy and the Nasdaq listing standards.

         Arthur Andersen LLP, independent public accountants, audited the Company's consolidated financial statements for the fiscal year ended September 30, 2001. During that period, the Company paid Arthur Andersen LLP fees as follows:

         Audit Fees: The fees for the audit of the Company's consolidated financial statements for fiscal 2001, including fees for reviews of financial statements included in the Company's Forms 10-Q were $258,000.

         Financial Systems Design and Implementation: There were no fees paid for financial information systems design and implementation services.

         All Other Fees: The aggregate fees for other services that Arthur Andersen LLP rendered in fiscal 2001 were $456,000. This amount consisted of $320,000 for audit-related services, including fees for pension and statutory audits and internal audit, and $136,000 for business acquisition due diligence.

         The Audit Committee has considered and determined that the provision of the non-audit services noted above is compatible with maintaining the independence of Arthur Andersen LLP.

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on Form 10-K with the Company's management and independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

         The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Company's independent accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants their independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, for filing with the SEC.

                                 AUDIT COMMITTEE

                              Richard G. Sim, Chair
                               J. William Andersen
                                Daniel T. Carroll
                                Michael W. Grebe

STOCK OWNERSHIP

Stock Ownership of Directors, Executive Officers and Other Large Shareholders

         The following table shows the "beneficial" ownership of Class A Common Stock and Common Stock of each director, each Named Officer appearing in the Summary Compensation Table on page 10, each other shareholder owning more than 5% of either class of our outstanding common stock and the directors and executive officers (including the Named Officers) as a group.

         "Beneficial Ownership" means more than "ownership" as that term commonly is used. For example, a person "beneficially" owns stock if he or she owns it in his or her name, or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after November 30, 2001 as, for example, through the exercise of a stock option.

         Information about Common Stock ownership is as of November 30, 2001. At the close of business on November 30, 2001 there were 417,738 shares of Class A Common Stock and 16,297,694 shares of Common Stock outstanding. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

                                                       Class A                        Common
                                                  ---------------------       ----------------------
                                                             Percent of                   Percent of
                                                  Shares        Class         Shares        Class
                                                  ------     ----------       ------      ----------
J. William Andersen (3)(4)                              0        *                7,750       *
Robert G. Bohn (3)                                      0        *              227,497     1.38%
Daniel T. Carroll (3)                                   0        *               13,500       *
Timothy M. Dempsey (3)(5)                           2,970        *              109,532       *
Richard M. Donnelly                                     0        *                    0       *
Donald V. Fites                                         0        *                3,000       *
General (Ret.) Frederick M. Franks, Jr. (3)(6)          0        *                6,324       *
Michael W. Grebe (3)                                    0        *               13,500       *
Kathleen J. Hempel (3)                                  0        *                7,500       *
Paul C. Hollowell (3)                                   0        *               60,863       *
J. Peter Mosling, Jr. (1)(2)(3)                   179,719     43.02%            213,892     1.31%
Stephen P. Mosling (1)(2)(3)                      181,338     43.41%            426,151     2.61%
John W. Randjelovic (3)                                 0        *               61,792       *
Richard G. Sim(3)(7)                                    0        *                9,000       *
Charles L. Szews (3)(8)                                 0        *              106,187       *
All Directors and executive officers as a
   Group (22 persons) (3)(9)                      364,027     87.14%          1,568,943     9.14%
Capital Group International, Inc. (10)                  0        *              965,400     5.92%
------------------
*The amount shown is less than 1% of the outstanding shares of such class.

         (1) Amounts shown include 138,516 shares of Common Stock held by Mr. Stephen P. Mosling as trustee of a trust for benefit of a related party and 23,234 shares of Common Stock held by Messrs. Mosling and an unrelated third party as trustees of a trust for the benefit of a related party.

         (2) J. Peter Mosling, Jr. and Stephen P. Mosling are parties to an agreement relating to Class A Common Stock. Under the agreement, Messrs. Mosling each have agreed with the Company that, in the event of their deaths or earlier incapacities, together their shares of Class A Common Stock then will be exchanged for a like number of shares of Common Stock. Were that to occur, a consequence would be the automatic conversion, pursuant to the Company's restated articles of incorporation of all outstanding shares of Class A Common Stock on a share for share basis for shares of Common Stock.

         (3) Amounts shown include 5,000 shares of Common Stock for J. William Andersen, 214,416 shares of Common Stock for Robert G. Bohn, 12,000 shares of Common Stock for Daniel T. Carroll, 60,167 shares of Common Stock for Timothy M. Dempsey, 6,000 shares of Common Stock for General (Ret.) Frederick M. Franks, Jr., 12,000 shares of Common Stock for Michael W. Grebe, 6,000 shares of Common Stock for Kathleen M. Hempel, 51,167 shares of Common Stock for Paul C. Hollowell, 12,000 shares of Common Stock for J. Peter Mosling, Jr., 12,000 shares of Common Stock for Stephen P. Mosling, 60,543 shares of Common Stock for John W. Randjelovic, 6,000 shares of Common Stock for Richard G. Sim, 92,166 shares of Common Stock for Charles L. Szews and 865,711 shares of Common Stock for Directors and executive officers as a group represented by stock options exercisable within 60 days of November 30, 2001.

         (4) Amounts shown do not include 135 shares of Class A Common Stock owned by Dulce W. Andersen, Mr. Andersen's wife, as to which he disclaims beneficial ownership.

         (5) Amounts shown do not include 1,687 shares of Common Stock held by Linda D. Dempsey, Mr. Dempsey's wife, as to which he disclaims beneficial ownership, but do include 1,877 shares of Common Stock held by Mr. Dempsey as trustee of a trust for an unrelated party.

         (6) Amount shown includes 324 shares of Common Stock as to which ownership is shared with Denise Franks, General Frank's wife.

         (7) Amount shown includes 3,000 shares of Common Stock owned by Cynthia
J. Robinson-Sim, Mr. Sim's wife.

         (8) Amount shown includes 2,300 shares of Common Stock as to which ownership is shared with Rochelle B. Szews, Mr. Szews' wife.

         (9) In determining the aggregate beneficial ownership of shares of Common Stock for all Directors and executive officers as a group, shares which are beneficially owned by more than one director have been counted only once to avoid overstatement.

         (10) Amount shown is as described in Schedule 13G filed with the Securities and Exchange Commission on February 29, 2001. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares listed, but Capital Group International does not have investment power or voting power over any of the shares listed. Capital Group International is located at 11100 Santa Monica Boulevard, Los Angeles, California 90025.

Compliance with Section 16(a) Beneficial Ownership Reporting

         The Securities and Exchange Act of 1934 requires the Company's directors, executive officers and any persons owning more than 10% of a class of the Company's stock to file reports with the SEC regarding their ownership of the Company's stock and any changes in such ownership. Based upon our review of copies of these reports and certifications given to us by such persons, we believe that the executive officers and directors of the Company have complied with their filing requirements for 2001, except that (1) Robert G. Bohn, Timothy
M. Dempsey, Ted L. Henson, Daniel J. Lanzdorf, Mark A. Meaders, John W. Randjelovic, Charles L. Szews, Donald H. Verhoff and Matthew J. Zolnowski inadvertently did not file Form 5s for stock option grants in September 2001;
(2) Michael W. Grebe inadvertently did not file Form 5s for annual stock option grants to non-employee directors during the years 1994 to 2000; and (3) William
J. Stoddart and Michael J. Wuest inadvertently did not file Form 3 for September 2001. All of such have been filed prior to the date hereof.

STOCK PRICE PERFORMANCE GRAPH

         The graph and table that follow compare cumulative total shareholder returns on our Common Stock against the cumulative total return of the stocks of: (1) the S&P SmallCap 600 Market Index and (2) the companies currently in the "Media General Financial Services" Standard Industry Classification Code 371 Index (motor vehicles and equipment) (the "SIC Code 371 Index").

         The comparisons assume that $100 was invested on September 30, 1996 in each of: our Common Stock, the S&P SmallCap 600 Market Index and the SIC Code 371 Index. The total return assumes reinvestment of dividends. The 2001 return is based on closing prices per share on September 28, 2001. On that date, the closing price for our Common Stock was $36.22.

Comparison of 5 Year Stock Returns

                               [GRAPHIC OMITTED]

                                   ---------------------------------------------------------------
                                     1996       1997        1998       1999       2000      2001
--------------------------------------------------------------------------------------------------
Oshkosh Truck Corporation          $100.00    $154.12     $237.71    $384.63    $565.91   $533.58
--------------------------------------------------------------------------------------------------
S&P SmallCap 600 Market Index      $100.00    $136.97     $115.95    $136.28    $169.23   $170.92
--------------------------------------------------------------------------------------------------
SIC Code 371 Index                 $100.00    $124.61     $112.60    $143.93    $137.71   $101.46
--------------------------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table shows the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Officers") for 2001, 2000 and 1999.

                                             SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------
                                                ANNUAL COMPENSATION
-------------------------------------------------------------------------------------------------------------------
                                                                                    Long-Term
                                                                                  Compensation
                                                                                     Awards            All Other
                                                          Salary       Bonus       Stock Options      Compensation
    Name and Principal Position                Year         ($)         ($)             (#)              ($)(1)
-------------------------------------------------------------------------------------------------------------------
Robert G. Bohn                                 2001       650,000      246,285         100,000             2,550
   Chairman, President and Chief               2000       600,000      720,000         100,000             2,550
   Executive Officer                           1999       500,000      600,000          50,000             2,400
-------------------------------------------------------------------------------------------------------------------
Charles L. Szews                               2001       317,000       91,708          25,000             2,550
   Executive Vice President and                2000       293,000      234,400          25,000             2,550
   Chief Financial Officer                     1999       257,000      205,600          20,000             2,400
-------------------------------------------------------------------------------------------------------------------
Paul C. Hollowell                              2001       240,000      157,008          15,000             2,688
   Executive Vice President and Chief          2000       228,000      182,400          15,000             2,550
   Executive Officer, Defense Business         1999       215,000      172,000          10,000             2,400
-------------------------------------------------------------------------------------------------------------------
Timothy M. Dempsey                             2001       259,000       74,929           7,500             2,646
   Executive Vice President, General           2000       249,000      199,200          12,000             2,496
   Counsel and Secretary                       1999       239,000      191,200          10,000             2,583
-------------------------------------------------------------------------------------------------------------------
John W. Randjelovic                            2001       216,000      101,585          15,000             1,753
   Executive Vice President and                2000       202,000       80,800          15,000             1,052
   President, Pierce Manufacturing Inc.        1999       190,000      108,870          10,000             1,535
-------------------------------------------------------------------------------------------------------------------
----------------------

         (1) For all named executive officers, the amounts reflected for 2001 consist of Company matching contributions under the Oshkosh Truck Corporation and Affiliates Tax Deferred Investment Plan, which is a savings plan under
Section 401(k) of the Internal Revenue Code.

Stock Options

         The Company has in effect the Oshkosh Truck Corporation 1990 Incentive Stock Plan, as amended (the "1990 Plan"). The following table shows information about stock options granted under the 1990 Plan to the Named Officers in 2001.

                                         Option Grants in 2001 Fiscal Year
-----------------------------------------------------------------------------------------------------------------
                                                                                    Potential Realizable Value
                                                                                      at Assumed Annual Rates
                                                                                    of Stock Price Appreciation
                             Individual Grants                                      for Ten-Year Grant Term(2)
-----------------------------------------------------------------------------------------------------------------
                                     Percent of
                                    Total Options     Exercise                      At 5%           At 10%
                         Options      Granted to      or Base                       Annual          Annual
                         Granted     Employees in      Price       Expiration       Growth        Growth Rate
           Name           (#)(1)     Fiscal Year      ($/Share)        Date         Rate ($)          ($)
-----------------------------------------------------------------------------------------------------------------
Robert G. Bohn           100,000         42.92          39.11        10/18/11      2,459,607       6,233,127
Charles L. Szews          25,000         10.73          39.11        10/18/11        614,902       1,558,282
Paul C. Hollowell         15,000          6.44          39.11        10/18/11        368,941         934,969
Timothy M. Dempsey         7,500          3.22          39.11        10/18/11        184,471         467,485
John W. Randjelovic       15,000          6.44          39.11        10/18/11        368,941         934,969
----------------------

         (1) The options reflected in the table (which are non-qualified options for purposes of the Internal Revenue Code) vest ratably over the three-year period from the date of grant.

         (2) This presentation is intended to disclose the potential value that would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of our Common Stock.

         The following table sets forth information about exercises of stock options by Named Officers in 2001, and the number and value of unexercised stock options they held as of September 30, 2001.

                                    Option Exercises in Last Fiscal Year
                                      and Fiscal Year-End Option Values
                         Shares                   Number of Unexercised           Value of Unexercised
                        Acquired                 Options at Fiscal Year-         Options at Fiscal Year-
                           on         Value              End (#)                        End($)(1)
                        Exercise     Realized
                           (#)         ($)        Exercisable  Unexercisable   Exercisable   Unexercisable
-----------------------------------------------------------------------------------------------------------
Robert G. Bohn              0           0           214,416      183,334        3,756,648       301,670
Charles L. Szews            0           0            92,166       48,334        1,747,315        89,720
Paul C. Hollowell          20,000      677,671       51,167       28,333          930,092        50,015
Timothy M. Dempsey          0           0            60,167       18,833        1,177,530        43,825
John W. Randjelovic         0           0            60,543       28,333        1,186,736        50,015

-------------------

         (1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at fiscal year-end.

Pension Plans

         The following tables show at different levels of compensation and years of credited service the estimated annual benefits payable as a straight life annuity, assuming retirement at age 65, to (1) Mr. Bohn under the Oshkosh Truck Corporation Retirement Plan (the "Pension Plan") and the supplemental retirement benefit provision contained in Mr. Bohn's employment agreement with the Company (the "Supplemental Retirement Benefit") and (2) each of the Named Officers other than Mr. Bohn pursuant to the Pension Plan and the Oshkosh Truck Supplemental Executive Retirement Plan (the "Executive Retirement Plan"):

                         Pension Plan Table for Mr. Bohn
    Average Annual                         Years of Service
   Compensation in 3
Consecutive Calendar Years     5             10            15            20+
   Completed Before
     Retirement
--------------------------------------------------------------------------------
      $500,000              $62,500      $125,000      $187,500      $250,000
      $700,000               87,500       175,000       262,500       350,000
      $900,000              112,500       225,000       337,500       450,000
    $1,100,000              137,500       275,000       412,500       550,000
    $1,300,000              162,500       325,000       487,500       650,000
    $1,600,000              200,000       400,000       600,000       800,000


                   Pension Plan Table for Other Named Officers

Average Annual Base Salary                 Years of Service
    Compensation in 3
Consecutive Calendar Years     5             10            15            20+
   Completed Before
     Retirement
--------------------------------------------------------------------------------
      $200,000               20,000        40,000        60,000        80,000
      $250,000               25,000        50,000        75,000       100,000
      $300,000               30,000        60,000        90,000       120,000
      $350,000               35,000        70,000       105,000       140,000
      $400,000               40,000        80,000       120,000       160,000

         Under the Pension Plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to 50% of average monthly compensation less 45% of the primary social security benefit payable at age 65, reduced by 1/30th for each benefit accrual year of service less than 30, or certain actuarially equivalent benefits. Average monthly compensation is based on the average of the five highest consecutive years of earnings (excluding bonuses and subject to a maximum amount of compensation as established pursuant to IRS regulations) prior to the participant's normal retirement age or other date of termination. One thousand hours constitute a year of service. As of March 1, 1994, IRS regulations lowered the maximum amount of compensation allowed to be included in benefit calculations from $235,840 to $150,000. This amount was increased to $160,000 as of March 1, 1997 and $170,000 as of January 1, 2000, and will increase to $200,000 as of January 1, 2002. Accrued benefits calculated as of February 28, 1994 at the higher limit have been grandfathered. An employee who has reached the age of 55 with a minimum of 5 years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits. The spouse of an employee who would have been eligible for early retirement at death, and married at least one year, is entitled to a monthly benefit equivalent to 50% of the amount of the actuarially equivalent joint and survivor annuity which would have been payable to a participant as of the participant's normal retirement age. Compensation covered by the Pension Plan for the Named Officers generally corresponds with the base salary for each such individual, subject to the annual maximum.

         Under the Supplemental Retirement Benefit, Mr. Bohn is entitled to receive upon retirement a monthly benefit equal to 30% of Mr. Bohn's average monthly compensation at age 55 increasing to 50% of average monthly compensation at age 59, reduced by the amount of any pension payable by the Company under the Pension Plan and subject to adjustment to the extent Mr. Bohn has not completed 20 years of employment after April 30, 1992 (the "Supplemental Retirement Benefit Amount"). Average monthly compensation is based on the average of Mr. Bohn's compensation for the three most recent years prior to Mr. Bohn's retirement or other termination. Mr. Bohn's spouse is entitled to receive 50% of the Supplemental Retirement Benefit Amount that would have been payable to Mr. Bohn in the event of Mr. Bohn's death. In addition, under an amendment to his employment agreement in 2000, if there were to occur a "Change in Control" of the Company, as defined in his executive severance agreement, the Company will pay to Mr. Bohn in a single distribution the then present value of his accrued and vested Supplemental Retirement Benefit. Compensation covered by the Supplemental Retirement Benefit for Mr. Bohn generally corresponds with the base salary and earned bonus compensation for Mr. Bohn.

         Under the Executive Retirement Plan, certain officers of the Company, including the Named Officers other than Mr. Bohn, are entitled to receive upon retirement a monthly benefit equal to 24% of their average monthly compensation (base pay only) at age 55 increasing to 40% of average monthly compensation (base pay only) at age 62, prorated if the executive has less than 20 years of service at retirement. This amount is reduced by the amount of any pension payable by the Company under the Pension Plan, the annuity value of the executive's 401(k) plan match and 50% of the executive's social security benefit. Average monthly compensation is based on the average of the executive's compensation for the highest three consecutive years prior to retirement or termination. The executive's spouse is entitled to receive 50% of the Executive Retirement Plan benefit that would have been payable in the event of the executive's death. Compensation covered by the Executive Retirement Plan generally corresponds with base salary only.

         As of September 30, 2001, years of benefit service under the Pension Plan, the Supplemental Retirement Benefit and the Executive Retirement Plan, as the case may be, were 9.5 years for Mr. Bohn, 5.5 years for Mr. Szews, 12.5 years for Mr. Hollowell, 6.0 years for Mr. Dempsey, and 8.9 years for Mr. Randjelovic.

Executive Employment and Severance Agreements and Other Agreements

         Except as described below, the Company does not have employment agreements with the Named Officers.

         The Company entered into an employment agreement with Mr. Bohn on October 15, 1998. Under this agreement, the Company agreed to employ Mr. Bohn as President and Chief Executive Officer of the Company until September 30, 2001. The term of this agreement has been extended automatically until September 30, 2004. The term of employment is renewed automatically for successive one-year periods after September 30, 2004, unless either party gives notice of non-renewal at least two years prior to September 30, 2004 (the end of the current term). Mr. Bohn receives an annual base salary of not less than $500,000. Mr. Bohn also is entitled to participate in the bonus plan for senior management personnel of the Company and in stock-based compensation programs in effect for other senior executives of the Company. In addition, Mr. Bohn is entitled to a supplemental retirement benefit intended to compensate him upon retirement as more fully described above under "Pension Plan Benefit." If Mr. Bohn's employment with the Company is terminated during the term of the employment agreement by the Company without cause, or by Mr. Bohn for good reason, then the Company is obligated to continue to pay his salary and fringe benefits for the remainder of the term as provided in the agreement.

         Pierce Manufacturing Inc. entered into an employment agreement with Mr. Randjelovic on September 16, 1996. Under this agreement the Company agreed to employ Mr. Randjelovic and currently employs him as President of Pierce Manufacturing Inc. until November 30, 2001. The term of this agreement has been extended automatically until November 30, 2002. The term of employment is renewed automatically for successive one-year periods after November 30, 2002, unless either party gives notice of non-renewal at least 45 days prior to November 30, 2002 (the end of the current term). Mr. Randjelovic receives an annual base salary of not less than $216,000. Mr. Randjelovic also is entitled to participate in the bonus plan for senior management personnel of the Company, and in stock-based compensation programs in effect for other senior executives of the Company. If Mr. Randjelovic's employment is terminated during the term of the employment agreement without cause, or by Mr. Randjelovic for good reason, then Pierce Manufacturing Inc. is obligated to continue to pay his salary and fringe benefits for the remainder of the term as provided in the agreement.

         The Company has executive severance agreements with Messrs. Bohn, Szews, Hollowell, Dempsey and Randjelovic that are designed to provide each of them with reasonable compensation if any of their employment is terminated in certain defined circumstances, primarily following a change of control of the Company. The

Human Resources Committee administers the severance agreements and selects the executive officers of the Company for eligibility for these agreements.

         Under the executive severance agreements, after a change in control of the Company (as defined in the agreements), if the executive's employment is terminated by the Company other than by reason of death, disability or for cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements), then the executive is entitled to a cash termination payment and other benefits. The termination payment will be equal to the sum of the executive's annual salary in effect at the change of control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change of control, multiplied by the number of years remaining in the employment period (up to three but not less than one). The executive also is entitled to additional pension benefits equal to the difference between the amount he would actually be entitled to receive on retirement and the amount to which he would have been entitled to receive had he continued to work until the earlier of age 65 or the number of years remaining in the employment period (up to three). In addition, the agreements provide for outplacement services and continuation for up to three years of life and disability insurance, hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. The agreements provide that if the payments under the agreement are an "excess parachute payment" for purposes of the Internal Revenue Code, then the Company will pay the executive the amount necessary to offset the 20% excise tax imposed by the Internal Revenue Code and any additional taxes on this payment.

         In connection with their retirement as employees of the Company effective February 11, 1994, the Company entered into special retirement arrangements with Stephen P. Mosling and J. Peter Mosling, Jr., who continue to serve as Directors of the Company. Those arrangements include (i) supplemental retirement payments after age 55 in an amount equal to $25,000 per calendar year; and (ii) entitlement, at the Company's expense and until age 65, to the standard medical and life insurance coverage that the Company offers to salaried employees.

Report of the Human Resources Committee

         The Board of Directors and its Human Resources Committee have responsibility for executive officer compensation. The objectives of the Board and the Committee are to structure this compensation so as to align the interests of the executives and our shareholders, through the use of stock-based compensation plans, in order to generate profitable growth and increased shareholder value. In further support of these objectives, the Committee links compensation to the achievement of goals and objectives for each executive that are established annually by the Committee. At the same time, the Committee endeavors to provide executive compensation that will continue to enable us to attract, retain and motivate high-quality executives.

         The Human Resources Committee, which is made up entirely of non-management directors, oversees the compensation practices of the Company. It reviews and recommends the compensation of Mr. Bohn, as Chairman, President and Chief Executive Officer, subject to the approval of the other non-management directors of the Board. With respect to the other executive officers of the Company, the Committee reviews and approves their compensation. In fiscal 2001, the Board did not modify or reject in any material way any recommendation of the Committee.

         The practice of the Company with respect to executive officer compensation is to place a significant part of total compensation at risk and related to the financial performance of the Company. For fiscal 2001, the risk component of executive officer compensation was based upon sales growth, earnings performance and return on invested capital. For all Named Officers other than Messrs. Bohn, Hollowell and Randjelovic, a target bonus of 40% of base salary was set at achievement of pre-established target levels of increases in net sales, earnings per share and return on invested capital. Bonuses could have been increased up to a maximum of 80% of base salary upon achievement of material increases over those target levels. Bonuses also could have been reduced to a threshold of 20% of base salary in the event of increases in net sales, earnings per-share and returns on invested capital that did not meet those target levels, but did exceed results for the prior year. For Mr. Bohn, the respective percentages of base salary for target, minimum and maximum bonus potential at those respective levels of Company performance were 60%, 20% and 120%. For Messrs. Hollowell and Randjelovic, the respective percentages were as for the Named Officers other than Mr. Bohn, but there also were pre-established target levels of increases in operating earnings and returns on invested capital of the Company's Defense business and of the Company's Fire and Emergency business, respectively.

         The Company measures the competitiveness of its executive officer compensation against industrial companies of a similar revenue size. For assistance in its oversight of executive officer compensation, the Committee reviews surveys of executive compensation databases and periodically retains the services of independent consultation services. To gauge competitive practices, the Committee has sought the advice of Towers Perrin, an executive compensation consulting firm, in each of the past five years.

         The most important components of executive officer compensation at the Company are base salary, performance based annual incentives and long-term incentives, which include stock options.

Base Salary

         The Committee has established executive base salaries within the competitive range of salaries paid to other companies' executives with similar management responsibilities based on the survey data referred to above. To determine individual annual base salary levels, the Committee reviews each executive's performance and accomplishments during the prior year as well as experience and service with the Company. The Committee also takes into account overall Company performance and profitability and, where applicable, the performance of that part of the business of the Company for which an executive officer is responsible. In 2001, base salaries for executive officers, as a group, were at or near the median of competitive salaries.

Annual Incentive Awards

         Executive officers are eligible for annual cash bonuses under the Company's Incentive Compensation Plan. Specific performance objectives are established annually at the time that the budget for the next fiscal year is established. For fiscal 2001, the performance measures that were established for executive officers other than Messrs. Hollowell and Randjelovic were net sales growth (weighted 25%), an earnings per share goal (weighted 60%), and a return on invested capital goal (weighted 15%). For Messrs. Hollowell and Randjelovic, the performance measures were total company earnings per share (weighted 25%), business unit return on invested capital (weighted 15%), business unit net sales growth (weighted 25%) and business unit operating profit (weighted 35%) for the Defense business and the Fire and Emergency business, respectively.

         Each executive officer is assigned threshold, target and maximum bonus award opportunities. The Committee believes that these opportunities are competitive with respect to industrial companies of similar revenue size. In 2001, the Company exceeded its net sales growth and earnings per share minimum. As such, minimum bonuses were granted and paid.

Long Term Incentive Compensation

         The Company uses two kinds of long-term performance-based incentives: stock options and, occasionally, restricted stock awards. These are provided under the Company's 1990 Incentive Stock Plan. The objectives of this Plan are to encourage the long-term growth and performance of the Company and to encourage and facilitate ownership of Company stock by those highly compensated employees for whom a personal commitment to long-term shareholders is most important.

         The Human Resources Committee grants stock options to executive officers after consideration of levels of grants for similar officers in industrial companies of a comparable revenue size and as reported in studies by independent compensation consultants. Individual grants are based upon the executive's position, level of responsibility, past contributions to the success of the Company, and the potential of each executive to contribute to the future success of the Company.

2001 Chief Executive Officer Compensation

         The Human Resources Committee reviews and recommends the compensation of Mr. Bohn, Chairman, President and Chief Executive Officer of the Company, subject to the approval of the directors of the Company other than Mr. Bohn, all of whom are non-management directors. As discussed in the Base Salary section above, the salaries for executive officers are set within competitive ranges paid by other industrial companies. In setting Mr. Bohn's base salary for 2001, the Committee considered the competitive data available for similarly situated chief executive officers; the minimum base salary under Mr. Bohn's employment agreement with the Company; the Company's success in exceeding its 2000 earnings objectives; and Mr. Bohn's specific contributions to the success and increased value of the Company. The base salary level established for Mr. Bohn in 2001 was positioned within the median of salaries paid to chief executive officers in companies with similar revenues in the executive compensation database used by the Company.

         As discussed in the Annual Incentive Awards section above, cash bonuses are based, and paid, on successful achievement of performance measures established annually by the Committee. During 2001, these measures were an earnings per share goal, an annual sales growth objective and a return on invested capital goal. Mr. Bohn exceeded the minimum goal, but not the target goal, for earnings per share and annual sales growth, and did not meet the minimum goal for return on invested capital. Each of the three goals are weighed equally. Mr. Bohn was awarded a bonus of $246,285.

         Based upon his responsibilities, contributions to the success of the Company, expected contributions to the future success of the Company, and levels of grants to chief executive officers in comparatively sized industrial companies, Mr. Bohn was awarded 100,000 stock options on September 18, 2001 at an exercise price of $39.11 per share.

Code Section 162(m)

         Section 162(m) of the Internal Revenue Code limits the Company's income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000, subject to several exceptions. It is the policy of the Human Resources Committee that the Company should use its best efforts to cause any compensation paid to executives in excess of such dollar limit to qualify for such exceptions and, therefore, to continue to be deductible by the Company. In particular, the 1990 Plan, as amended in 2001, was designed to permit awards made under it to qualify for the Code's exception for "performance-based compensation."

Conclusion

         The Human Resources Committee believes that these components of the executive compensation program provide compensation for executive officers that is competitive with that offered by corporations with which the Company competes for retention of executive excellence. Further, and particularly with the incentive compensation component, the Human Resources Committee believes executive management incentive is better aligned with interests of the shareholders and these incentives will motivate executives for the longer term challenges with which the Company is faced.

                            HUMAN RESOURCES COMMITTEE

                            Kathleen J. Hempel, Chair
                                 Donald V. Fites
                     General (Ret.) Frederick M. Franks, Jr.

PROPOSAL REQUIRING YOUR VOTE

Election of Class A Common Stock Directors

         The Board has nominated eight people for election as directors by Class A Common Stock shareholders at the Annual Meeting. Each of the nominees currently is a director of the Company and, except for Mr. Donnelly, was elected at the 2001 Annual Meeting. If the Class A Common Stock shareholders re-elect them, then they will hold office until the next Annual Meeting, or until their successors have been elected and qualified.

         The nominees are: J. William Andersen, Robert G. Bohn, Richard M. Donnelly, General (Ret.) Frederick M. Franks, Jr., Michael W. Grebe, Kathleen J. Hempel, J. Peter Mosling, Jr. and Stephen P. Mosling. Their biographical information is set forth on pages 3 and 4 of this Proxy Statement.

         The Board of Directors recommends a vote FOR the nominees for director listed above.

Election of Common Stock Directors

         The Board has nominated three people for election as directors by Common Stock shareholders at the Annual Meeting. Each of the nominees currently is a director of the Company and was elected at the 2001 Annual Meeting. If the Common Stock shareholders re-elect them, then they will hold office until the next Annual Meeting, or until their successors have been elected and qualified.

         The nominees are: Daniel T. Carroll, Donald V. Fites, and Richard G. Sim. Their biographical information is set forth on pages 3 and 4 of this Proxy Statement.

         The Board of Directors recommends a vote FOR the nominees for director listed above.

SELECTION OF INDEPENDENT AUDITORS

         On May 9, 2000, the Company dismissed Ernst & Young LLP as its independent auditors. On the same date, the Company engaged Arthur Andersen LLP to act as its independent auditors as successor to Ernst & Young LLP. The Audit Committee of the Company's Board of Directors approved the dismissal of Ernst & Young LLP and appointed Arthur Andersen LLP as the Company's independent auditors and those actions were ratified by the Company's Board of Directors.

         The reports of Ernst & Young LLP on the Company's financial statements for the fiscal years ended September 30, 1999 and 1998 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 30, 1999 and 1998 and during the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

         The independent auditors for the Company for fiscal 2002 will be approved formally in May 2002.

         Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

OTHER MATTERS

         Management knows of no matters other than those stated which are likely to be brought before the Annual Meeting. However, in the event that any other matter properly shall come before the meeting, it is the intention of the persons named in the forms of proxy to vote the shares represented by each such proxy in accordance with their judgment on such matters.

         All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8") for presentation at the 2003 Annual Meeting must be received at the offices of the Company, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, by August 30, 2002 for inclusion in the Company's 2003 proxy statement. If the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to November 13, 2002, then the notice will be considered untimely and the persons named in proxies solicited by the Board of Directors for the 2003 Annual Meeting may exercise discretionary voting power with respect to such proposal.

         Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Ms. Virginia Abel, Oshkosh Truck Corporation, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566 (920) 235-9151 ext. 2296.

COST OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold stock for the Company.

                                       By order of the Board of Directors,

                                       TIMOTHY M. DEMPSEY, Secretary
                                       OSHKOSH TRUCK CORPORATION

CLASS A COMMON STOCK                                        PROXY

                                                     OSHKOSH TRUCK CORPORATION
                                        Revocable Proxy for Annual Meeting of Shareholders
                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     I hereby appoint Robert G. Bohn and Timothy M. Dempsey, and each of them, each with full power to act without the other, and each with full power of substitution, as my proxy to vote all shares of Class A Common Stock I am entitled to vote at the Annual
Meeting of Shareholders of Oshkosh Truck Corporation (the "Company") to be held at the Experimental Aircraft Association Museum,
3000 Poberezny Road, Oshkosh, Wisconsin, at 10:00 a.m. on Friday, February 8, 2002, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1.







                                                 PLEASE MARK, SIGN AND DATE BELOW
                                    * DETACH AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED *




                                           OSHKOSH TRUCK CORPORATION 2002 ANNUAL MEETING
                           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1.

1. ELECTION OF CLASS A   1-J. William Andersen  2-Robert G. Bohn                  |_| FOR all nominees    |_| WITHHOLD AUTHORITY
   DIRECTORS:            3-Richard M. Donnelly  4-General Frederick M. Franks, Jr.   listed to the left     to vote for all nominees
                                                  (Ret. U.S. Army)                   (except as specified   listed to the left.
                         5-Michael W, Grebe     6-Kathleen J. Hempel                  below).
                         7-Stephen P. Mosling   8-J. Peter Mosling, Jr.

(Instructions: To withhold authority to vote for any indicated nominee, write the    ----------------------------------------------
number(s) of the nominee(s) in the box provided to the right.)                   -->
                                                                                     ----------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Check appropriate box                                                                NO. OF SHARES
Indicate changes below
Address Change?           |_|   Name Change?      |_|  Date ____________________     ----------------------------------------------




                                                                                     ----------------------------------------------
                                                                                     Signature(s) in Box
                                                                                     I hereby acknowledge receipt of the Notice of
                                                                                     said Annual Meeting and the accompanying Proxy
                                                                                     Statement and Annual Report.
                                                                                     Note: Please sign name exactly as it appears
                                                                                     hereon. When signed as attorney, executor,
                                                                                     trustee or guardian, please add title. For
                                                                                     joint accounts, each owner should sign.

COMMON STOCK                                                PROXY

                                                     OSHKOSH TRUCK CORPORATION
                                        Revocable Proxy for Annual Meeting of Shareholders
                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     I hereby appoint Robert G. Bohn and Timothy M. Dempsey, and each of them, each with full power to act without the other, and each with full power of substitution, as my proxy to vote all shares of Common Stock I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Truck Corporation (the "Company") to be held at the Experimental Aircraft Association Museum, 3000
Poberezny Road, Oshkosh, Wisconsin, at 10:00 a.m. on Friday, February 8, 2002, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1.








                                                 PLEASE MARK, SIGN AND DATE BELOW
                                    * DETACH AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED *




                                           OSHKOSH TRUCK CORPORATION 2002 ANNUAL MEETING
                           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1.


1. ELECTION OF DIRECTORS:    1-Daniel T. Carroll   2-Donald V. Fites          |_| FOR all nominees      |_| WITHHOLD
                                                                                  listed to the left        AUTHORITY to vote
                             3-Richard G. Sim                                     (except as specified      for all nominees listed
                                                                                  below).                   to the left.

                                                                                  -------------------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee, write
the number(s) of the nominee(s) in the box provided to the right.)           ->
                                                                                  -------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Check appropriate box                                                             NO. OF SHARES
Indicate changes below
Address Change?            |_| Name Change?  |_| Date_____________________        -------------------------------------------------




                                                                                  -------------------------------------------------
                                                                                  Signature(s) in Box
                                                                                  I hereby acknowledge receipt of the Notice of
                                                                                  said Annual Meeting and the accompanying Proxy
                                                                                  Statement and Annual Report.
                                                                                  Note: Please sign name exactly as it appears
                                                                                  hereon. When signed as attorney, executor,
                                                                                  trustee or guardian, please add title. For joint
                                                                                  accounts, each owner should sign.

COMMON STOCK                                                PROXY

                                                     OSHKOSH TRUCK CORPORATION
                                        Revocable Proxy for Annual Meeting of Shareholders
                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     I hereby appoint Robert G. Bohn and Timothy M. Dempsey, and each of them, each with full power to act without the other, and each with full power of substitution, as my proxy to vote all shares of Common Stock I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Truck Corporation (the "Company") to be held at the Experimental Aircraft Association Museum, 3000
Poberezny Road, Oshkosh, Wisconsin, at 10:00 a.m. on Friday, February 8, 2002, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1.








                                                 PLEASE MARK, SIGN AND DATE BELOW
                                    * DETACH AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED *



                                                               ESPP
                                           OSHKOSH TRUCK CORPORATION 2002 ANNUAL MEETING
                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1.


1. ELECTION OF DIRECTORS:    1-Daniel T. Carroll   2-Donald V. Fites          |_| FOR all nominees      |_| WITHHOLD
                                                                                  listed to the left        AUTHORITY to vote
                             3-Richard G. Sim                                     (except as specified      for all nominees listed
                                                                                  below).                   to the left.

                                                                                  -------------------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee, write
the number(s) of the nominee(s) in the box provided to the right.)           ->
                                                                                  -------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Check appropriate box                                                             NO. OF SHARES
Indicate changes below
Address Change?            |_| Name Change?  |_| Date_____________________        -------------------------------------------------




                                                                                  -------------------------------------------------
                                                                                  Signature(s) in Box
                                                                                  I hereby acknowledge receipt of the Notice of
                                                                                  said Annual Meeting and the accompanying Proxy
                                                                                  Statement and Annual Report.
                                                                                  Note: Please sign name exactly as it appears
                                                                                  hereon. When signed as attorney, executor,
                                                                                  trustee or guardian, please add title. For joint
                                                                                  accounts, each owner should sign.